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                                                                   Exhibit 10.16


                               GENSYM CORPORATION

                                 August 3, 2001


Personal and Confidential
-------------------------

Lowell B. Hawkinson
1009 Massachusetts Avenue
Lexington, MA  02173

     This will confirm the terms of your employment by Gensym Corporation ("Gensym" or the "Company") as its President and Chief Executive Officer effective today. A duplicate of this letter is enclosed. Please sign it and return it to me indicating your acceptance.

     1.   Term of Employment. The Company hereby agrees to employ you and you
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hereby accept employment with the Company for the period commencing August 3,
2001 (the "Commencement Date") and ending in accordance with the provisions of
Section 4 (the "Employment Period"). You hereby acknowledge that the severance payments that you have been receiving by reason of your prior employment by the Company will terminate on the date hereof.

     2.   Title; Capacity. You shall serve as President and Chief Executive
          ---------------
Officer. You shall have full profit and loss responsibility for the Company and any current or future subsidiaries and you shall have all other responsibilities of such offices as set forth in the Company's By-laws.

     You have today been elected Chairman of the Board.

     In accepting such employment, you agree to undertake the duties and responsibilities described herein and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to you. You agree to devote your entire business time, attention and energies to the business and interests of the Company during the Employment Period, provided that you may maintain your current outside directorship listed on the attached
Schedule 1 and may accept future outside directorships subject to the prior approval of the Board, which shall not be unreasonably withheld, provided further that such directorships, separately or in the aggregate, do not materially interfere with your performance as a full-time employee of the Company and are not violations of restrictions set forth in Section 6 below.

     3.   Compensation and Benefits.
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          3.1  Salary. The Company shall pay to you, in semi-monthly
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installments, an annual base salary of $250,000, less all applicable taxes and withholdings. Such salary shall be subject to increases thereafter as determined by the Board.

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          3.2  Events Bonus. In the event that on or before November 16, 2001
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the Company receives proceeds totaling $2.0 million or more from (i) a rights offering of its common stock (excluding all proceeds attributable to participation in the offering by members of the Company's board of directors), and/or (ii) a sale of its NetCure technology and product line (together, a "Financing Event"), you shall be entitled to receive a bonus of $40,000 plus 1.5% of all such proceeds in excess of $2.0 million, such bonus to be payable, at your election (x) in cash on the fifth business day following the Company's receipt of such proceeds or (y) on January 2, 2002 in shares of common stock of the Company granted pursuant to Section 7 of the Company's 2000 Stock Incentive Plan and valued at the closing price of Gensym shares on such date.

          3.3  Cash Bonus. You will be eligible to receive a an annual cash
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bonus at an amount up to fifty percent (50%) of your base salary provided you achieve certain performance objectives. For the Company's fiscal year ending December 31, 2001, the performance objective is the Company's achievement of combined operating profit ("COP") of $500,000 for its third and fourth quarters before (i) restructuring charges and professional fees and expenses incurred in connection with the aforesaid rights offering and related bridge financing and
(ii) your legal expenses reimbursable under Section 3.5 hereof and the Company's legal expenses in connection with this Agreement.

          The bonus shall be calculated as follows:

               (a) If COP is $500,000 or more, the bonus shall be earned in full;

               (b)  If COP is less than $400,000, the bonus shall be zero; and

               (c) If COP is $400,000 or more but less than $500,000, the bonus will be one-half of the full bonus plus a prorated portion of the remaining potential bonus. (For example. if COP is $450,000, your bonus will be 37.5% of your base salary.)

               For 2002 and later years, the Board, in consultation with you, will set the performance objectives and the date of any subsequent bonus payments.

          3.4  Stock Options.
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               (a)  As an inducement for you to accept employment with the
Company, you will be granted incentive stock options for 250,000 shares of common stock of the Company, one option for 150,000 shares to be granted under the Company's 2000 Stock Incentive Plan and the other for 100,000 shares to be granted under the Company's 1997 Stock Incentive Plan. Each such option shall have an exercise price equal to the closing price of Gensym shares on the date of grant and shall vest one-third on such date, one-third on August 3, 2002 and one-third on August 3, 2003.

               (b)  Fringe Benefits. You shall be entitled to participate in
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benefit programs that the Company establishes and makes available to its senior officers to the extent that your position, tenure, salary and other qualifications make you eligible to participate, including but not limited to the Company's group life insurance and disability insurance

                                       -2-

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programs. You shall be entitled to 4 weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee.

          3.5  Expenses. You shall be reimbursed for reasonable and necessary
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business expenses incurred on behalf of the Company in the performance of your duties in accordance with Gensym's standard reimbursement practices, and for your reasonable personal legal expenses in connection with your review and execution of this Agreement.

     4.   Employment Termination.  Your employment by the Company pursuant to
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this Agreement shall terminate upon the occurrence of any of the following:

          4.1 At the election of the Company, for cause, immediately upon written notice to you by the Company. For the purposes of this Section 4.1, cause for termination shall be deemed to exist only upon (a) a good faith finding by the Board of your material failure to perform your assigned duties for the Company, provided you have not cured such deficiencies within thirty days notice of any such deficiency, (b) a good faith finding by the Board of your dishonesty, gross negligence or misconduct in the carrying out of these duties or (c) your indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony;

          4.2 Thirty days after your death or disability. As used in this Agreement, the term "disability" shall mean your inability, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation. A determination of disability shall be made by a physician satisfactory to both you and the Company, provided that if
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you and the Company do not agree on a physician, you and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

          4.3 In the absence of a Financing Event, after October 31, 2001, at the election of the Company without cause upon not less than thirty (30) days prior written notice of termination.

          4.4 At your election upon not less than thirty (30) days prior notice of termination given prior to, or in the absence of, a Financing Event.

          4.5  October 31, 2002.

     5.   Effect of Termination.
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          5.1  Termination for Cause or at Your Election. In the event your
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employment is terminated for cause pursuant to Section 4.1, without cause pursuant to Section 4.3 or at your election pursuant to Section 4.4 or pursuant to Section 4.5, the Company shall pay you the compensation and benefits otherwise payable to you under Section 3 through the last day of your actual employment by the Company.

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               5.2  Termination for Death or Disability. If your employment is
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terminated by death or because of disability pursuant to Section 4.2, the
Company shall pay to your estate or to you, as the case may be, the compensation which would otherwise be payable to you up to the end of the month in which the termination of your employment because of death or disability occurs.

               5.3  Survival. The provisions of Sections 6 and 7 shall survive
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the termination of this Agreement.

          6.   Non-Compete.
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                    (a)  During the Employment Period and for a period of six
(6) months after the termination or expiration thereof, for any reason, you will not directly or indirectly:

                         (i)   as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being under active development or produced, marketed or sold by the Company during the most recent 12 months while you were employed by the Company; or

                         (ii)  recruit, solicit, induce, or hire or attempt to
hire or induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                         (iii) hire any prior employee of the Company whose
employment has ceased within six (6) months prior to the date of such solicitation; or

                         (iv)  solicit, divert or take away, or attempt to
divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were such during the most recent 12 months of your employment.

                    (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                    (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the you to be reasonable for such purpose. You agree that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond or other security.

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     7.   Proprietary Information and Developments.
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          7.1  Proprietary Information.
               -----------------------

               (a) You agree that all information , whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. You will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Board, either during or after your employment, unless and until such Proprietary Information has become public knowledge without fault by you.

               (b) You agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by you or others, which shall come into your custody or possession, shall be and are the exclusive property of the Company to be used by you only in the performance of your duties for the Company.

               (c) You agree that your obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to you in the course of the Company's business.

          7.2  Developments.
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               (a) You will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by you or under your direction or jointly with others during your employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

               (b) You agree to assign and does hereby assign to the Company (or any person or entity designated by the Company) all your right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications, and any similar right existing under judicial or statutory law of any country in the world, or under any treaty (collectively "Moral Rights"), regardless of whether such right is denominated or generally referred to as a moral right. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by you not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

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               (c)  You agree to cooperate fully with the Company, both during and after your employment with the Company (but after your employment will be entitled to reimbursement for any reasonably necessary out-of-pocket expenses), with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. You shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          7.3  Other Agreements. You hereby represent that you are not bound by
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the terms of any agreement with any previous employer or other party which would impair your right or ability to enter the employ of the Company or perform fully your obligations pursuant to this Agreement. You further represent and warrant that your performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company.

     8.   Notices. All notices required or permitted under this Agreement shall
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be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Mail, by registered or certified mail, postage prepaid, addressed to the Company at Gensym Corporation, 52 Second Avenue, Burlington, MA 01803 and Lowell B. Hawkinson at 1009 Massachusetts Avenue, Lexington, MA 02173 or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9.   Entire Agreement. This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     10.  Amendment. This Agreement may be amended or modified only by a written
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instrument executed by both you and the Company.

     11.  Governing Law. This Agreement shall be construed, interpreted and
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enforced in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules.

     12.  Successors and Assigns. This Agreement shall be binding upon and inure
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to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that your obligations are personal and shall not be assigned by you.

     13.  Miscellaneous.
          -------------

          13.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

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               13.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

               13.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

               13.4 IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year set forth above.

                                       GENSYM CORPORATION




                                       By: /s/ John A. Shane
                                          --------------------------------------
                                          John A. Shane
                                          Chairman, Compensation Committee
                                          of the Board

                                       EMPLOYEE

                                        /s/ Lowell B. Hawkinson
                                       -----------------------------------------
                                       Lowell B. Hawkinson

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